EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on (1) Form S-3 (File Nos. 33-61809, 333-52369, 333-52369-01,
333-52369-02 and 333-64090) and (2) Form S-8 (File Nos. 333-25945, 002-91384 and
003-59739) of Foster Wheeler Ltd. of our report dated January 29, 2002 (except as to note 1 to the consolidated financial statements for which the date is April 12, 2002) relating to the consolidated financial statements which appear in this Form 10-K.


PricewaterhouseCoopers LLP


Florham Park, New Jersey
April 12, 2002